SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       -----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)            April 13, 1999
                                                --------------------------------


                                 Happy Kids Inc.
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               (Exact Name of Registrant as Specified in Charter)


        New York                        0-23629                 13-3473638
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(State or Other Jurisdiction         (Commission             (IRS Employer
  of Incorporation)                  File Number)          Identification No.)


100 West 33rd Street, Suite 1100, New York, New York                 10001
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(Address of Principal Executive Offices)                           (Zip Code)


 Registrant's telephone number, including area code         (212) 695-1151
                                                   -----------------------------


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        (Former Name or Former Address, if Changed Since Last Report)

      ITEM 5.     OTHER EVENTS.

      On April 13, 1999, Happy Kids Inc., a New York corporation (the "Company"), entered into an asset purchase agreement (the "Purchase Agreement") with D. Glasgow & Sons Inc., a New York corporation (the "Seller") and Mr. Andrew D. Glasgow, its sole shareholder, to acquire certain of the assets (the "Assets") of the Seller. The Assets include intellectual property rights under license agreements to design and manufacture children's apparel bearing logos, trademarks and tradenames of the National Football League, the National Basketball Association, Major League Baseball and the National Hockey League, as well as certain Warner Brothers' properties, including Looney Tunes, and Saban's Power Rangers, among other licenses. The Company also acquired certain machinery and equipment from the Seller. The purchase price for the Assets included a cash consideration of $3.7 million and the issuance of 95,693 shares of Common Stock of the Company having a fair market value of $1.0 million. Such shares of Common Stock are restricted shares, and the Company has granted certain piggy-back registration rights to the holder of such restricted stock. The Purchase Agreement also provides for the Company to purchase the Seller's apparel inventory for an additional cash payment of approximately $2.9 million.

      In connection with the execution of the Purchase Agreement, Mr. Andrew Glasgow, formerly the President of the Seller, was elected as a Director of the Company in April 1999. In addition, Mr. Glasgow was appointed Vice President of the Company and will serve as President of the Company's Glasgow Division. Mr. Glasgow also executed a five (5) year Employment Agreement with the Company. Under the terms of such Employment Agreement, Mr. Glasgow is entitled to an annual base salary of $250,000 and bonuses commensurate with other executive officers of the Company, which amounts and payments are within the discretion of the Compensation Committee of the Board of Directors. In addition, Mr. Glasgow is also entitled to receive, in quarterly payments, subject to annual adjustment, a percentage of certain divisional profits and certain import sales profits of the Company's Glasgow Division. Mr. Glasgow's Employment Agreement requires Mr. Glasgow to maintain the confidentiality of Company information and requires that during the term of his employment with the Company and thereafter for a period of two years, he will not compete with the Company in any state or territory of the United States where the Company does business by engaging in any capacity in a business which is competitive with the business of the Company. Mr. Glasgow's Employment Agreement also provides that, for a period of two years following the termination of his employment with the Company, he shall not solicit the Company's licensors, customers or employees.

      ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

      (c)   Exhibits

                Exhibit No.                      Document
                -----------                      --------

                    4.1 Asset Purchase Agreement dated as of April 13, 1999, by and among Happy Kids Inc., on the one hand, and D. Glasgow & Sons, Inc. and Mr. Andrew Glasgow, on the other hand.

                    4.2 Employment Agreement, dated as of April 13, 1999, by and between Happy Kids Inc. and Mr. Andrew Glasgow.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                Happy Kids Inc.



                                By: /s/Jack M. Benun
                                    -------------------------------------
                                    Jack M. Benun
                                    President and Chief Executive Officer


Date:    April 27, 1999

                                  Exhibit Index


                Exhibit No.                         Document
                -----------                         --------

                    4.1 Asset Purchase Agreement dated as of April 13, 1999, by and among Happy Kids Inc., on the one hand, and D. Glasgow & Sons, Inc. and Mr. Andrew Glasgow, on the other hand.

                    4.2 Employment Agreement, dated as of April 13, 1999, by and between Happy Kids Inc. and Mr. Andrew Glasgow.